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

                          VULCAN MATERIALS COMPANY
                                SUBSIDIARIES
                           AS OF DECEMBER 31, 1996


                                                STATE OR OTHER         % OWNED
                                                JURISDICTION OF    DIRECTLY OR
                                                INCORPORATION       INDIRECTLY
ENTITY                                          OR ORGANIZATION      BY VULCAN

Subsidiaries
Atlantic Granite Company *                      South Carolina          33 1/3
Birmingham Slag Company *                       Alabama                    100
BRT Transfer Terminal, Inc.                     Kentucky                   100
Calizas Industriales del Carmen, S.A. de C. V.  Mexico                      49
Callaway Chemical Company                       New Jersey                 100
Callaway Chemical Limited                       British Columbia           100
Dixie Sand and Gravel Company *                 Tennessee                  100
Knoxville Mack Distributors, Inc. *             Tennessee                  100
Lambert Bros., Inc. *                           Tennessee                  100
Midsouth Machine and Service Company            Tennessee                  100
RECO Transportation, Inc.                       Kentucky                   100
Statewide Transport, Inc.                       Texas                      100
Vulcan Chemical Technologies, Inc.              Delaware                   100
Vulcan/ICA Distribution Company (Partnership)   Texas                       51
Vulcan Gulf Coast Aggregates, Inc.              New Jersey                 100
Vulcan Gulf Coast Materials, Inc.               New Jersey                 100
Vulcan International, Ltd.                      U. S. Virgin Island        100
Vulcan Lands, Inc.                              New Jersey                 100
Vulcan Soda Ash Company                         California                 100
VULICA Shipping Company, Limited                Bahamas                     50
Wanatah Trucking Co., Inc.                      Indiana                    100
Wesco Contracting Company *                     Tennessee                  100
White's Mines, Inc. *                           Texas                      100

*  Inactive

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